EXHIBIT 99.1


Elite Pharmaceuticals Announces Promising Results On Abuse Resistant Technology For Narcotic Analgesics

NORTHVALE, N.J., Jan. 7 /PRNewswire-FirstCall/ -- Elite Pharmaceuticals, Inc. ("Elite" or the "Company") (Amex: ELI) announced that its subsidiary, Elite Laboratories, Inc. ("Elite Labs"), received promising results from a clinical program designed to test the Company's proprietary abuse resistant technology ("ART(TM)") for narcotic analgesics, such as OxyContin(R), utilizing naltrexone as a narcotic antagonist. The pilot pharmacokinetic studies were conducted during the fourth quarter of 2004 on twelve healthy human volunteers. Test subjects were given a single dose of naltrexone formulated with the Company's ART and the subjects' blood was then tested for naltrexone. The following studies were conducted:

    The first study was designed to evaluate the pharmacokinetics of the Company's lead formulation when it was administered to the subjects in its unaltered form and after it was physically altered by crushing. Results from the unaltered formulation showed that no quantifiable blood levels of naltrexone were released at a limit of quantification ("LOQ") of 7.5 pg/mL. The physically altered formulation data showed that significant amounts of naltrexone were released and absorbed with a Cmax of 3,330 pg/mL achieved at the 30 minute time point. This data is consistent with the premise of Elite's ART according to which no naltrexone is to be released and absorbed unless the formulation is physically damaged. The table below provides a brief summary of this data:

    Parameter   Plasma Concentrations Released, pg/mL;  Hours Post Dosing

     Unaltered
     Fasted
     n = 12

             Hours      PD       0     0.50    0.75      1      1.5      2
             pg/mL     0.00    0.00    0.00    0.00    0.00    0.00    0.00

             Hours       4       6       8      10       12      16      24
             pg/mL     0.00    0.00    0.00    0.00    0.00    0.00    0.00

     Altered
     Fasted
     n = 12

             Hours      PD       0     0.50    0.75      1      1.5      2
             pg/mL     0.00   1,107   3,330   3,167   3,122   2,378   1,999

             Hours       4       6       8      10      12      16       24
             pg/mL      905     466     299     197     193    68.4    11.3

    A second study was designed to evaluate the effect of food on the absorption of naltrexone. The subjects were given a standard meal prior to administering the Company's lead formulation. Blood samples were drawn for a 24 hour period and tested for naltrexone levels. As set forth in the table below, food did not affect the performance of the formulation and no quantifiable levels of Naltrexone were observed at an LOQ of 7.5 pg/mL.

     Parameter  Plasma Concentrations Released, pg/mL;  Hours Post Dosing

     Fasted
     n=12
             Hours      PD       0     0.50    0.75      1      1.5       2
             pg/mL     0.00    0.00    0.00    0.00    0.00    0.00    0.00

             Hours       4       6       8      10      12      16       24
             pg/mL     0.00    0.00    0.00    0.00    0.00    0.00    0.00

     Fed
     n=12
             Hours      PD       0     0.50    0.75      1      1.5       2
             pg/mL     0.00    0.00    0.00    0.00    0.00    0.00    0.00

             Hours       4       6       8      10      12      16       24
             pg/mL     0.00    0.00    0.00    0.00    0.00    0.00    0.00

    A third study was designed to observe the blood levels of Naltrexone for seven days following dosing under fed conditions in six subjects. Table below shows that no quantifiable blood levels of Naltrexone at an LOQ of 7.5 pg/mL were observed during this seven day period.

    Parameter   Plasma Concentrations Released, pg/mL;  Hours Post Dosing

     Fed
     n = 6
             Hours      PD      12      24      36      48      60
             pg/mL     0.00    0.00    0.00    0.00    0.00    0.00

             Hours       72      84      96     120     144     168
             pg/mL     0.00    0.00    0.00    0.00    0.00    0.00

    The Company believes that the results from these pilot studies support the concept behind the development of its proprietary abuse resistant technology for narcotic analgesics. Elite Labs plans to continue the clinical program on its abuse resistance properties of naltrexone formulated utilizing the Company's ART.

    About Elite Pharmaceuticals

    Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development of oral, controlled release products. Elite develops controlled release products internally using its proprietary technology and licenses these products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release pellets, capsules, tablets, granules and powders. Elite has a pipeline of six drug products under development in the therapeutic areas that include cardiovascular, pain management, allergy and infection. The addressable market for Elite's pipeline of products exceeds $2 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

    This news release contains forward-looking statements, including those related to the preliminary nature of the clinical program results and the potential for product efficacy and product development, that involve known and unknown risks, delays, uncertainties and other factors not under the Company's control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. In particular, because substantial future testing will be required prior to approval, the results described above may not be supported by additional data or by the results of subsequent trials. These risks and other factors, including the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, and intellectual property protections and defenses, are discussed in the Company's filings with the Securities and Exchange Commission such as the 10K, 10Q and 8K reports. The Company undertakes no obligation to update any forward-looking statements.

SOURCE Elite Pharmaceuticals, Inc.
WEB SITE: http://www.elitepharma.com